                                                                    EXHIBIT 8(C)

[SUTHERLAND, ASBILL & BRENNAN LLP]

                  CONSENT OF SUTHERLAND, ASBILL & BRENNAN LLP

We consent to the reference to our firm under the heading "Legal Matters" in the prospectus included in Post-Effective Amendment No. 7 to the Registration Statement on Form S-6 for certain variable life insurance contracts issued through Merrill Lynch Variable Life Separate Account of Merrill Lynch Life Insurance Company (File No. 33-41830). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                          /s/ SUTHERLAND, ASBILL & BRENNAN LLP
                                          --------------------------------------
                                          SUTHERLAND, ASBILL & BRENNAN LLP

Washington, D.C.
April 22, 1998